Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230-580) of TechCare Corp. of our report dated May 11, 2020 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May [__], 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited